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                                   Exhibit 21


Subsidiaries of the Company.
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                       SUBSIDIARIES OF A. SCHULMAN, INC.
                       ---------------------------------

                                                              Jurisdiction
Name                                                         of Incorporation
- - - ----                                                         ----------------

N.V. A. Schulman, Plastics, S.A.                                 Belgium

N.V. A. Schulman, S.A.                                           Belgium

A. Schulman, S.A. (1)                                            France

A. Schulman Plastics, S.A.                                       France

Diffusion Plastique (2)                                          France

A. Schulman GmbH                                                 Germany

A. Schulman, Inc., Limited                                       United Kingdom

A. Schulman Canada Ltd.                                          Ontario, Canada

A. Schulman Foreign Sales Corporation                            Virgin Islands

Master Grip, Inc.                                                Ohio

Gulf Coast Plastics, Inc.                                        Texas

A. Schulman AG                                                   Switzerland

ASI Investments Holding Co.                                      Delaware

ASI Akron Land Co.                                               Delaware

Comalloy International Company                                   Ohio

A. Schulman International, Inc.                                  Delaware

A. Schulman de Mexico, S.A. de C.V. (3)                          Mexico

ASI Employment, S.A. de C.V. (3)                                 Mexico

AS Mex Hold, S.A. de C.V. (3)                                    Mexico

___________________________________________

(1) Owned by N.V. A. Schulman, S.A.

(2) Owned by A. Schulman, S.A.

(3) Owned by A. Schulman International, Inc.